Exhibit 99.1

For Immediate Release

Press Release	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 1.213.996.2367 Brendan.Ranson-Walsh@aecom.com	Investor Contact: Will Gabrielski Senior Vice President, Finance & Investor Relations 1.213.593.8208 William.Gabrielski@aecom.com

AECOM Board of Directors approves share repurchase authorization increase to $1 billion

LOS ANGELES (Sept. 23, 2021) – AECOM (NYSE: ACM), the world’s trusted infrastructure consulting firm, announced today that its Board of Directors has increased the authorization under its existing stock repurchase program to $1 billion.

“Consistent with our capital allocation priorities, we have repurchased nearly $1 billion of stock since last September,” said Troy Rudd, AECOM’s chief executive officer. “Looking ahead, our strong balance sheet and the highly cash generative nature of our Professional Services business underscore our commitment to continuing to return free cash flow to stockholders, and we continue to conclude that buying our stock remains the best and highest use of free cash flow after investments in our people and innovation to drive industry-leading organic revenue growth.”

“The steps we have taken over the past several years to position for growth, enhance profitability, and fortify our balance sheet and liquidity have created significant free cash flow for share repurchases,” added Gaurav Kapoor, AECOM’s chief financial officer. “Looking ahead, the increased authorization is consistent with our capital allocation policy and our focus on delivering industry-leading earnings and free cash flow per share growth.”

Since September 2020, the Company has repurchased approximately 19 million shares and has reduced its shares outstanding by 12% compared to its beginning share count.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.2 billion in fiscal year 2020. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.